ASSET ACQUISITON AGREEMENT

This Asset Acquisition Agreement (the “Agreement”) is effective this 6th day of June 2008, by and between Gulf Onshore, Inc., a Nevada corporation whose address is 15851 Dallas Parkway, Suite 190, Addison Texas 75001 (the “Purchaser”) and K&D Equity Investments, Inc., a Texas corporation, whose address is the same (the “Seller”).  Seller and Purchaser are sometimes together referred to herein as the “Parties”.

a.
Whereas, Seller owns or is the assignor of certain oil and gas leasehold interests located in Throckmorton and Shackelford Counties, Texas (the “Leases”) and related production assets more fully described on the exhibits hereto.  Legal descriptions are set out in Exhibit “A” attached hereto.

b.	Whereas, Seller desires to sell and Purchaser desires to acquire these interests and related assets on the terms and conditions hereinafter provided.

c.
Whereas, Purchaser is currently under contract to purchase 100% of the issued and outstanding stock of Curado Energy Resources, Inc., a Texas corporation that serves as the operator of the Leases.  The purchase of this stock is a condition to the performance of Purchaser on this agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

ARTICLE 1 – DEFINITIONS

1.1           “Agreement” shall mean this Asset Acquisition, as amended from time to time, between Seller and Purchaser.

1.2           “Arbitration Procedure” shall refer to the process for resolution of disputes between the Partiesafter good faith negotiations have failed.  All such disputes between the Parties shall be submitted to a binding arbitration in accordance with the rules of the American Arbitration Association.  Each Party shall select one arbitrator, and the two arbitratorsselected sha1l choose a third arbitrator. If either Party fails to select an arbitrator within ten (10) days of its receipt of a written request for arbitration from the other Party or if the two selected arbitrators fail to select a third arbitrator within fifteen (15) days following the latter’s selection, the American Arbitration Association shall make a selection; provided, however, that the third arbitrator so selected shall have a minimum of ten (10) years working experience in the oil and gas industry.  Judgment upon the award of the arbitration panel may be entered in any court of competent jurisdiction.  Each Party shall bear its own cost of arbitration.

1.3           “Assets” shall mean the following described assets and properties (except to the extent constituting Excluded Assets):

a.	the Leases; and

b.	the Personal Property and Incidental Rights.

1.4     “Environmental Obligations or Liabilities” shall mean all liabilities, obligations, expenses (including, without limitation, all attorneys’ fees), fines, penalties, costs, claims, suits or damages (including natural resource damages) of any nature, including personal injury, illness, disease, or wrongful death, associated with the Assets and attributable to or resulting from:  (i) pollution or contamination of soil, groundwater or air, on the Assets and any other contamination of or adverse effect upon the environment; (ii) underground injection activities and waste disposal onsite; (iii) clean-up responses, remedial, control or compliance costs, including the required cleanup or remediation of spills, pits, ponds or lagoons, including any subsurface or surface pollution caused by such spills, pits, ponds or lagoons; (iv) noncompliance with applicable land use, permitting, surface disturbance, licensing or notification requirements; and (v) violations of any federal, state or local environmental or land use law.

1.5     “Leases” shall mean, except to the extent constituting Excluded Assets, any and all interests owned by Seller and set forth on Exhibit “A” along with any changes thereto, to this Agreement following its execution by mutual agreement of the Parties), or which Seller is entitled to receive by reason of any participation, joint venture, farm-in, farm-out, Joint Operating Agreement or other agreement, in and to the oil, gas and/or mineral leases, permits, licenses concessions, leasehold estates, royalty interests, overriding interests, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, fee and term mineral interests, and any other interests of Seller in Hydrocarbons, it being the intent hereof that the legal descriptions and depth limitations set forth in Exhibit “A” shall not be deemed to restrict the interests assigned to the extent that such interests are incorrect or incompletely described, and conversely, that the term “Leases” includes all of Seller’s right, title, and interest in the interests described in Exhibit “A” even though such interests may be incorrectly described.

1.6     “Personal Property and Incidental Rights” shall mean all right, title and interest of Seller in and to or derived from the following insofar as the same do not constitute Excluded Assets  and are assignable and are attributable to, appurtenant to, incidental to, or used for the operation of the Leases:

a.	all surface leases, surface contracts, easements, rights-of-way, permits, licenses, servitudes or other interest, including, but not limited to, those specifically described in Exhibit “A”.

b.
all equipment and other personal property, inventory, spare parts, tools, fixtures, pipelines, tank batteries, appurtenances, and improvements situated upon the Leases and used or held for use in connection with the development or operation of the Leases or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Leases;

c.
all contracts, agreements, suspense accounts and title instruments to the extent attributable to and affecting the Assets in existence at Closing, including all Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating contracts, joint operating agreements and division orders; and

d.
originals of all lease files, land files, well files, production records, division order files, abstracts, title opinions and contract files, insofar as the same are directly related to the Leases; including, without limitation, all seismic, geological, geochemical and geophysical information and data, to the extent that such data is not subject to any third party restrictions.

ARTICLE 2 – AGREEMENT TO PURCHASE AND SELL

Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and pay for the Assets.

ARTICLE 3 – PURCHASE PRICE AND PAYMENT

Subject to adjustment as set forth below, the purchase price for the Assets shall be 10,000,000 shares of the Purchaser’s .0001 par value common stock.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES

4.1 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:

a.
Seller’s Organization.  Seller has been duly organized and is validly existing and in good standing under the laws of the State of Texas, and is qualified to do business in all jurisdictions where the nature of the Assets or its business so requires such qualification.

b.
Seller’s Authority.  Seller has the power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance by Seller of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and the Agreement has been duly executed and delivered by Seller.  This authority shall include express acknowledgements that Seller’s board of directors has approved this transaction, and that the board will provide, prior to close, signed board resolutions approving this transaction.  Furthermore, Seller expressly acknowledges that Seller has not relied on any written or oral representations by Purchaser or purchaser’s agents regarding any provision of this Agreement, or any implied or express written or oral representation.

c.
Enforceability Against Seller.  This Agreement constitutes the legal and binding obligation of Seller, enforceable according to its terms. The execution and delivery hereof by Seller does not, and the fulfillment and compliance with the terms and conditions hereof, will not result in the creation of imposition of any lien, charge or other encumbrance on the Assets.

d.
Seller’s Title to Assets.  To the best of Seller’s knowledge, Seller has Defensible Title to the Assets, free and clear of all liens, encumbrances, burdens, claims and defects of title of any kind. Seller approves the title to the leases which are being acquired. Seller is buying the leases in their AS IS condition.

e.
Effective Leases.  To the best of Seller’s knowledge, the Leases are in full force and effect, are valid and subsisting, and collectively cover the entire oil and gas mineral estates in the lands covered by the Leases.

f.	Absence of Default. To the best of Seller’s knowledge, Seller is not in default under any material contract or agreement pertaining to the Assets.

g.
Lease Maintenance.  To the best of Seller’s knowledge, all royalties, rentals and other payments due under the Leases have been properly and timely paid, and all conditions necessary to keep the Leases in force have been fully performed.

h.	Pending Contract: This contract is pending the successful completion of the purchase of 100% of the Stock of Curado Energy Resources, Inc., on or before July 7, 2008.

i.
Third Party Consents.  To the best of Seller’s knowledge, Seller has all right, power and authority to sell and convey the Assets to Purchaser, without obtaining the consent of any third party or parties, with exception of item (h) above and without necessity of offering the Assets to any third party who holds a preferential right to purchase the same.

4.2 Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller as follows:

a.
Purchaser’s Organization.  Purchaser has been duly organized and is validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business in all jurisdictions where the nature of the Assets or its business so requires such qualification.

b.	Purchaser’s Authority. Purchaser has the power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby
.

ARTICLE 5 – COVENANTS

5.1 Seller’s Covenants.  Seller covenants and agrees with Purchaser as follows:

a.
Exclusive Dealing.  From and after the date of this Agreement until Closing, except (i) as otherwise consented to by Purchaser in writing; (ii) in connection with the communications required to comply with preferential rights to purchase; or (iii) the termination of deadlines with other parties with whom Seller had previously communicated regarding the purchase of the Assets, Seller shall not either directly or indirectly through a representative (i) provide information to any person or representative of such person, which would assist such person in evaluating the prospects of purchasing the Assets; (ii) initiate, encourage, solicit or respond to inquiries, offers, proposals, bids or other investigations by any person to acquire all or any of the Assets (other than to indicate that the Assets are under contract for sale); (iii) enter into or agree to enter into any transaction, the result of which would interfere, hinder, delay or materially change the effect the transaction contemplated by this Agreement; or (iv) negotiate with any person with respect to such transaction.

b.
Maintenance of Assets.  Between the Effective Time and the Closing, Seller will (i) act as a reasonably prudent operator to cause the Assets to be produced, operated and maintained in a good workmanlike manner consistent with prior practices and in such manner as to continue the Leases in effect according to their terms; (ii) not abandon any of the Assets; (iii) maintain insurance now in force with respect to the Assets; (iv) will pay or cause to be paid all costs and expenses in connection therewith; and (v) perform and comply with all covenants and conditions contained in any of the Leases and all agreements relating to the Assets.  Without Purchaser’s written consent, Seller will not conduct or authorize any operation requiring approval by working interest owners under applicable operating agreements or requiring an expenditure of fifteen thousand dollars ($15,000.00) or more (for the 100% interest) for any single project, except in case of emergency.

c.
Modification of Property Agreements.  Without Purchaser’s prior written consent, except as may occur in the ordinary course of Seller’s business in accordance with its past practices, Seller shall not (i) enter into any new agreements or commitments with respect to the Assets; (ii) will not modify or settle any dispute arising out of any agreement relating to the assets; and (iii) will not encumber, sell, transfer, assign, convey, farm-out or otherwise dispose of any of the Assets, other than personal property which is replaced by substantially equivalent property or consumed in the operation of the Assets.

d.
Legal Compliance.  Until the Closing, Seller shall comply with all laws, rules, regulations, ordinances and orders of all local, state and federal governmental bodies, authorities, agencies and tribunals having jurisdiction over the Assets.

e.
Warranty Maintenance.  Seller shall use its best efforts to cause all the representations and warranties of Seller contained in this Agreement to be true and correct on and as of the Closing Date.  To the extent the conditions precedent to the obligations of Purchaser are within the control of Seller, Seller shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Purchaser are not within the control of Seller, Seller shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

f.
Notification of Breach.  Seller shall promptly notify Purchaser (i) if any representation or warranty of Seller contained in this Agreement is discovered to be or becomes untrue or (ii) if Seller fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Seller will be unable to perform or comply with any covenant or agreement contained in this Agreement.

5.2 Purchaser’s Covenants.  Purchaser covenants and agrees with Seller as follows:

a.
Warranty Maintenance.  Purchaser shall use its best efforts to cause all the representations and warranties of Purchaser contained in this Agreement to be true and correct on and as of the Closing Date.  To the extent the conditions precedent to the obligations of Seller are within the control of Purchaser, Purchaser shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Seller are not within the control of Purchaser, Purchaser shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

ARTICLE 6 – ACCESS TO INFORMATION AND INSPECTIONS

6.1           Title Files.  Promptly after the execution of this Agreement and until the earlier of five business days before closing, or July 1, 2008, whichever is earlier, Seller shall permit Purchaser and its representatives at reasonable times during normal business hours to examine and, at Purchaser’s expense, make such copies of, in Seller’s office at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, payout statements and agreements pertaining to the Assets as requested by Purchaser, insofar as the same may now be in existence and in the possession of Seller.

6.2           Other Files.  Promptly after the execution of this Agreement and until the earlier of five business days before closing, or July 1, 2008, Seller shall permit Purchaser and its representatives at reasonable times during normal business hours to examine and, at Purchaser’s expense, make such copies of, in Seller’s offices at their actual location, all production, well, regulatory, engineering, land, legal, accounting, seismic, geological, geophysical information, and other information, files, books, records and data pertaining to the Assets as requested by

Purchaser, insofar as the same may now be in existence and in the possession of Seller, excepting economic evaluations, reserve reports and any such information that is subject to the attorney/client and work product privileges.  No warranty of any kind is made by Seller as to the information so supplied, and Purchaser agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

6.3     Inspections.  Promptly after the execution of this Agreement and until July 1, 2008, Seller, subject to any necessary third party operator approval, shall permit Purchaser and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable on-site inspections of the Assets.

ARTICLE 7 – ENVIRONMENTAL MATTERS,
ADJUSTMENTS AND TERMINATION

7.1     Site Inspections.  Upon execution of and pursuant to the terms of this Agreement, Purchaser shall have the right, at reasonable times during normal business hours, to conduct its investigation into the status of the physical and environmental condition of the Assets.

ARTICLE 8 – TITLE DEFECTS, TERMINATION AND ADJUSTMENTS

8.1     Definitions.  For purposes hereof, the terms set forth below shall have the meanings assigned thereto:

a.
“Defensible Title”, subject to and except for the Permitted Encumbrances (as hereinafter defined), means that Seller has such title that (i) entitles Seller to receive not less than the net revenue interest shown on Exhibit “B” of all oil and gas produced, saved and marketed from or attributable to the well or unit indicates; (ii) obligates Seller to bear the costs and expenses relating to the maintenance, development and operation of such well or unit in an amount not greater than the expense interest of Seller set forth in Exhibit “B” (unless Seller’s net revenue interest therein is proportionately increase); and (iii) the Assets are free and clear of any liens, burdens or encumbrances of any kind or character.

b.
“Title Defect” shall mean any matter that causes Seller to have less than Defensible Title to any of the Assets as of the Closing Date. Absent waiver or modification of this Agreement in writing by Purchaser, all title defects will be removed on or before July 7, 2008, and the leases will be acquired in their AS IS condition.

c.	“Title Defect Property” shall mean any Lease or portion thereof burdened by a Title Defect.

d.	“Permitted Encumbrances” shall mean any of the following matters:

i.	tax liens and mechanics’ liens for amounts not yet due and payable.

ii.
any liens or security interests created by law or reserved with respect to the Assets for royalty, bonus, rental, other payment obligations or created to secure compliance with the terms of the leases.

iii.	any valid, subsisting and applicable laws, rules and orders of governmental authority.

8.2           Notice of Title Defects.  On or prior to 5:00 p.m. on the July 1, 2008, Purchaser may provide Seller with written notice of any Title Defect Properties along with a description of those matters that, in Purchaser’s reasonable opinion, constitute Title Defects and setting forth in detail Purchaser’s calculation of the Title Defect Value for each Title Defect.  Seller shall correct, at its sole cost and expense, all or any portion of such Title Defects. The obtaining of clear title is a condition of the close of the transaction unless agreed to otherwise by the Parties in writing, in which case Purchaser shall receive an offset to the Purchase Price for any and all defects which exist.

8.3           Title Warranty Limitation.  SELLER CONVEYS ITS INTEREST IN AND TO THE ASSETS TO PURCHASER SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS AND ENCUMBRANCES, ABSENT ANY MANNER OF WARRANTY. TITLE SHALL BE CONVEYED IN “AS IS” CONDITION.

ARTICLE 9 – CLOSING CONDITIONS

9.1    Seller’s Closing Conditions.  The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction, at or prior to the Closing, of the following conditions:

a.
all necessary consents of and filing with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

b.
as of the Closing Date, no suit, action or other proceeding (excluding any such matter initiate by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement;

c.	as of the Closing Date, all of Purchaser’s representations and warranties shall be true; and

d.	as of the Closing Date, Purchaser shall have fulfilled all of the terms, conditions precedent and covenants imposed under the terms of this Agreement.

e.	Seller must obtain title to 100% of the issued and outstanding shares of Curado Energy Resources, Inc., a Texas corporation.

9.2     Purchaser’s Closing Conditions. The obligations of Purchaser under this Agreement are subject, at the option of Purchaser, to the satisfaction, at or prior to the Closing, of the following conditions:

a.
all necessary consents of and filings with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing.

b.
It is agreed that once the agreement is executed and the funds have been placed in deposit with escrow holder. That Seller will within five days execute an assignment of oil and gas leases to Purchaser,  which Purchaser shall record.

ARTICLE 10 – CLOSING

10.1           Closing.  The closing of this transaction (the “Closing”) shall be held at the offices of Purchaser in Dallas, Texas, at 10:00 a.m. on  July 7, 2008, or at such earlier date or place as the Parties may agree in writing (the “Closing Date”).

10.2           Seller’s Closing Obligations.  At Closing, except to the extent comprising the Excluded Assets, Seller shall deliver to Purchaser the following:

a.
such assignment forms and other documents as may be required by applicable governmental authorities reasonably necessary to convey all of Seller’s interest in the Assets to Purchaser in accordance with the provisions hereof;

b.	exclusive possession of the Assets:

c.	Letters-in-lieu of transfer orders in form acceptable to Seller and Purchaser;

d.	such executed forms as are required by the relevant authorities to effect a transfer of operations as to those Assets for which Seller acts as operator; and

f.	any other documents reasonably deemed necessary by the Purchaser to consummate the terms of this Agreement.

g.
It is agreed that upon execution of this agreement, That Seller gives to Purchaser full access to all files, well data, information, contacts and any other information necessary over the leases. Purchaser shall have the right to make copies of any and all data so requested.

h.
In the event that Seller is unable to deliver to Purchaser a recordable assignment of the oil and gas leases, on or before July 7, 2008. It is agreed that after Purchaser has placed the purchase price, that Seller will cooperate with seller in executing any and all drilling permits or such other documents that are necessary to develop the leases.

ARTICLE 11 – LIMITATION ON WARRANTIES AND REMEDIES

THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTYWITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE LEASES, OR THE ENVIRONMENTAL CONDITION OF THE ASSETS.  THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD HEREUNDER “AS IS, WHERE IS, AND WITH ALL FAULTS” AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY ON BEHALF OF SELLER.  IT IS UNDERSTOOD THAT PRIOR TO CLOSING PURCHASER SHALL HAVE INSPECTED THE ASSETS FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT PURCHASER ACCEPTS SAME IN ITS “AS IS, WHERE IS AND WITH ALL FAULTS” CONDITION.  THE WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND PURCHASER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

ARTICLE 12 – CASUALTY LOSS AND CONDEMNATION

If, after the execution of this Agreement, but prior to Closing, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, Purchaser shall nevertheless be required to close and Seller shall elect by written notice to Purchaser prior to Closing either to (a) cause the Assets affected by any casualty or taking to be repaired or restored to at least its condition prior to such casualty, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date); (b) treat such casualty or taking as a Title Defect with respect to the affected Asset or Assets under Article 8 (with the understanding if Seller elects either of the options described in (a) or (b) above, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking, except to the extent that the Parties otherwise agree in writing); or (c) proceed with Closing as to the affected Asset, with the Purchaser being required to acquire the affected Asset (with the understanding that if Seller elects this particular option, Seller shall pay to Purchaser, at Closing, all sums paid to Seller by third parties by reason of such casualty or taking, and shall assign, transfer and set over to Purchaser or subrogate Purchaser all of Seller’s right, title, and interest (if any) in insurance claims, unpaid awards and other rights against third parties arising out of the casualty or taking.

ARTICLE 13 – DEFAULT AND REMEDIES

13.1           Seller’s Remedies.  If Purchaser fails to comply with the terms of this Agreement, or if Seller’s closing conditions as set out in this Agreement are not satisfied or waived by Seller, in either case by the Closing Date, as it shall be extended in accordance herewith, upon notification from Purchaser to Seller.

13.2           Purchaser’s Remedies.  If Seller fails to comply with the terms of this Agreement, or if Purchaser’s closing conditions as set out in this Agreement are not satisfied or waived by Purchaser, in either case by the Closing Date, as it may be extended hereunder, at its sole option, may select among the following (i) enforce specific performance, or (ii) terminate this Agreement and receive a refund of the Performance Deposit, as some but not all of Purchaser’s remedies for such default, all other remedies not being waived by Purchaser.

13.3           Other Remedies.  The prevailing Party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing Party.

ARTICLE 14 – ASSUMPTION AND INDEMNITY

14.1           Assumed Obligations; Pre-Closing Liabilities.  Purchaser shall assume all risk and loss with respect to and any change in the condition of the Assets from the Effective Time until Closing for production of Hydrocarbons through normal depletion (including the watering-out or sand infiltration of any well) and the depreciation of personal property through ordinary wear and tear.  Upon and after Closing Purchaser shall own the Assets, together with all of the rights, duties, obligations and liabilities accruing after Closing, including the Assumed Obligations and Purchasers indemnity obligations hereunder.  Purchaser agrees to assume and pay, perform, fulfill and discharge all Assumed Obligations. To the extent not included in Assumed Obligations, or those matters for which Seller is indemnified, Seller agrees to pay, perform, fulfill and discharge all costs, expenses and liabilities incurred by Seller with respect to the ownership or operation of the Assets and accruing prior to Closing.

14.2           Purchaser’s Indemnity.

a.
Except as provided for in Section 14.3, Purchaser agrees to indemnify, defend and hold Seller harmless from and against all claims, demands, losses, damages, punitive damages, expenses, causes of action or judgments of any kind or character with respect to all liabilities and obligations or alleged or threatened liabilities and obligations caused by or related to damage to property, environmental damage or pollution, including liability based on strict liability or condition of the Assets, attributable to or arising out of (i) the Assumed Obligations, specifically including, but not limited to, the Environmental Obligations or Liabilities; (ii) Purchaser’s acts or omissions; and (iii) the ownership or operation of the Assets by Purchaser or its successors and assigns at any time after the Effective Time, including, without limitation, any interest, penalty, reasonable attorneys’ fees and court and other costs and expenses incurred in connection therewith or the defense thereof.

14.3     Seller’s Indemnity.

a.
Except as provided for in Section 14.2, Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, demands, losses, damages, punitive damages, costs, expenses, causes of action or judgments of any kind or character with respect to all liabilities and obligations or alleged or threatened liabilities and obligations caused by or related to damage to property, including liability based on strict liability or condition of the Assets, attributable to or arising out of Seller’s ownership or operation of the Assets by Seller and its subsidiaries or affiliates at any time prior to the Effective Time, including, without limitation, any interest, penalty, reasonable attorneys’ fees and court and other costs and expenses incurred in connection therewith or the defense thereof.  Nothing in this Section 14.3 shall be interpreted to require Seller to indemnify Purchaser for any liability arising from (i) the Assumed Obligations, specifically including, but not limited to, the Environmental Obligations or Liabilities; (ii) Purchaser’s acts or omissions; and (iii) the ownership or operation of the Assets by Purchaser or its successors and assigns at any time after the Effective Time, including, without limitation, any interest, penalty, reasonable attorneys’ fees and court and other costs and expenses incurred in connection therewith or the defense thereof.

b.
Seller further agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims for personal injury, illness, disease and wrongful death which arise or are asserted prior to the Effective Time and which are attributable to the ownership and operation of the Assets by Seller and its subsidiaries or affiliates, including, without limitation, any interest, penalty, reasonable attorneys’ fees and court and other costs and expenses incurred in connection therewith or the defense thereof.  Once again, nothing in this Section 14.3 shall be interpreted to require Seller to indemnify Purchaser for any liability arising from (i) the Assumed Obligations, specifically including, but not limited to, the Environmental Obligations or Liabilities; (ii) Purchaser’s acts or omissions; and (iii) the ownership or operation of the Assets by Purchaser or its successors and assigns at any time after the Effective Time, including, without limitation, any interest, penalty, reasonable attorneys’ fees and court and other costs and expenses incurred in connection therewith or the defense thereof.

14.4           Broker or Finder’s Fee.  Each Party agrees to indemnify and hold the other harmless from and against any brokerage or finder’s fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying Party, including, without limitation, any and all loses, damages, punitive damages, attorneys’ fees, costs and expenses of any kind or character arising out of or incurred in connection with any such claim or defending against the same.

14.5           Miscellaneous.  There shall be no upward or downward adjustment in the Purchase Price as a result of any matter for which Purchaser or Seller is indemnified under this Agreement.  The indemnities in this Agreement shall not relieve Purchaser or Seller from any obligations to third parties.  The indemnities of Seller and Purchaser herein shall not relieve the indemnified Party from, or extend to cover, any obligations of the indemnified Party under the terms of any operating agreement or other cost-sharing arrangement which is applicable to any claim.  With respect to any claim for which an indemnifying Party may be required to provide partial or full indemnity, or for which a Party may be obligated to defend in warranty, such Party shall have the right, but not the obligation, to participate fully in the defense of any such claim.  Reasonable attorneys’ fees, court costs, interest, penalties and other expenses incurred in connection with the defense of such claims shall be included in Seller’s and Purchaser’s indemnities herein.

ARTICLE 15 – GENERAL

15.1           Fees and Costs.  Except as may be otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Purchaser or Seller in negotiating this Agreement or in consummating the transactions contemplated hereby shall be paid by the Party incurring that fee or cost, including, without limitation, legal and accounting fees, and any and all costs of due diligence.

15.2           Filing and Recording of Assignments, etc.  Purchaser shall be solely responsible for all filings and recording of assignments related to the Assets and for all fees connected therewith, and upon request Purchaser shall advise Seller of the pertinent recording data.  Seller shall not be responsible for any loss to Purchaser because of Purchaser’s failure to file or record documents correctly or promptly other than those losses attributable to bad faith actions taken by Seller.  Purchaser shall promptly file all appropriate forms, declarations or bonds with federal and state agencies relative to its assumption of operations and Seller shall cooperate with Purchaser in connection with such filings.

15.3           Further Assurances and Records.  After the Closing each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

15.4
Notices.  Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given and received (a) three days after being placed in United States first class mail, postage prepaid; (b) when actually delivered by fax or other telecommunication; (c) when actually delivered by certified United States mail, postage prepaid, return receipt requested; or (d) when actually delivered by receipted overnight delivery service, to the address of the Parties to be notified.

To Seller:                                Michele Sheriff
K&D Equity Investments, Inc.
416 Cr 364
Melissa Texas 75454

With Copy to:

To Purchaser:                        Jeffery Joyce
Gulf Onshore, Inc.
4310 Wiley Post Rd. #201
Addison Texas 75001

Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

15.5           Incidental Expenses.  Purchaser shall bear and pay (i) all state or local government sales, transfer, gross proceeds or similar taxes incident to or caused by the transfer of the Assets to Purchaser; (ii) all documentary, transfer and other state and local government taxes incident to the transfer of the Assets to Purchaser; and (iii) all filing, recording or regulation fees for any assignment or conveyance delivered hereunder.

15.6           Waiver.  Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by written instrument executed by the Party waiving compliance.  Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party’s right to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or constructed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

15.7     Binding Effect; Assignment.  All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the Parties hereto and their respective successors and assigns.  Any attempt to assign this Agreement over the objection or without the express written consent of the other Party shall be absolutely void.  Seller may condition its consent to assign this Agreement on Purchaser providing Seller with an appropriate guarantee of its assignee’s performance.  In the event Purchaser sells or assigns all or a portion of the Assets, this Agreement shall remain in effect between Purchaser and Seller as to all the Assets regardless of such assignment.

15.8   Taxes.

a.
Seller and Purchaser agree that this transaction is not subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition statement, is not required to be and will not be filed for this transaction.  In the event the Parties mutually agree that a filing of Form 8594 is required, the Parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

b.
Seller shall be responsible for and shall pay all taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time.  Purchaser shall be responsible for and shall pay all taxes attributable to or arising from the ownership or operation of the Assets after the Effective Time.  Any Party which pays such taxes for the other Party shall be entitled to prompt reimbursement upon evidence of such payment.  Each Party shall be responsible for its own federal income taxes, if any, as may result from this transaction.

15.9    Like-Kind Exchange.  Each Party consents to the other Party’s assignment of its rights and obligations under this Agreement to its Qualified Intermediary (as that term is defined in Section 1.103 (k)-1(g)(4)(v) of the Treasury Regulations), or to its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2000-37), in connection with effectuation of a like-kind exchange.  However, Seller and Purchaser acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary or to a Qualified Exchange Accommodation Titleholder does not release either Party from any of their respective liabilities and obligations to each other under this Agreement.  Each Party agrees to cooperate with the other to attempt to structure the transaction as a like-kind exchange.

15.10   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. THE PARTIES WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, OTHER THAN SECTION 17.555 THEREOF WHICH IS NOT WAIVED.  IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED HEREBY; AND (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

15.11        Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and collectively replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral.  No other agreement, statement or promise made by any Party, or to any employee, officer or agent of any Party, which is not contained in this Agreement shall be binding or valid.  This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by the Parties hereto.  The headings herein are for convenience only and shall have no significance in the interpretation hereof.  The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submission or other event of negotiation, drafting or execution thereof.  It is understood and agreed that there shall be no third party beneficiary of either Party to this Agreement, and that the provisions hereof do not impart enforceable rights in anyone who is not a Party or a successor or assignee of a Party hereto.

15.12        Exhibits.  All Exhibits and Schedules attached to this Agreement, and the terms of those Exhibits and Schedules which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

15.13        Counterparts.  This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER	K&D Equities, Inc.

By:______________________________
Title: ____________________________

PURCHASER	Gulf Onshore, Inc.

By: ______________________________
Title: ____________________________

                                              CURADO WELL INVENTORY

Throckmorton Co.,Tx

I. T.R.PUTNAM – RRC # 08575

# 1 N 42-447-35528
D- 80 Pumping unit
1,000’ 4 ½” Casing
750’ 2 3/8” tubing
500’ rods
Gear Box, Power Pole, Meter , misc. valves & fittings

T.R. Putnam # 1 42-447-80907
1,000’ 4 ½” casing
750’ 2 3/8” tubing
500’ rods

T.R. Putnam # 6 42-447-30554
750’ 2 3/8” tubing
500’ rods

T.R. Putnam # 18 42-447-32967
1,000’ 4 ½” Casing
750’ 2 3/8 tubing
500’ rods

T.R.Putnam # 103 42-447-33987
1,000’ 4 ½” Casing
750’ 2 3/8 tubing
500’ rods

T.R. Putnam # 104 42-447-34112
1,000’ 4 ½” Casing
750’ 2 3/8 tubing
500’ rods

T.R. Putnam # 106 42-447-34113
1,000’ 4 ½” Casing
750’ 2 3/8 tubing
500’ rods

T.R. Putnam # 111 42-447-34184
1,000’ 4 ½” Casing
750’ 2 3/8 tubing
500’ rods

T.R. Putnam # 105 42-447-34111
Salt Water Injector
T.R. Putnam #  108 42-447-34182

Salt Water Injector
T.R. Putnam # 2  42-447 -80906
T.R. Putnam # 3-         “  -80907
T.R. Putnam # 5-         “  - 80908
T.R. Putnam #7 -         “  - 30582
T.R. Putnam # 8-         “  - 30650
T.R. Putnam # 10-       “  - 30770
Salt Water Injector
T.R. Putnam # 11-       “  - 30798
T.R. Putnam # 13        “  - 31538
T.R. Putnam # 15        “  - 31906
T.R. Putnam # 101-     “  - 33988

On Lease
 Horizontal Water Separator
 1- 150 Bbl Tank Battery
 1- 210 Bbl Tank Battery
 4- D- 40 Pumping Units to repair, misc. parts, rods, tubing, etc.

II. PUTNAM_A-8 RRC # 17374 42-447-81867

1- 114 Pumping Unit
4,500’ 4 1/2 Casing
3,500’ 2 3/8 Tubing
3,500’ rods
3 – 210 Tank Batteries
Water Separator
1-150 Bbl Fiberglass Tank
Misc. parts, plungers, packer, motor, etc.

III. PUTNAM A-25 SWI - RRC # 18814

4,500’ 4 ½” Casing
3,500  2 3/8” Tubing
Misc. valves,fittings, etc.

IV. TREADWELL 3-D RRC # 29361 42-447-36106

1- 220 Gentry Pump Jack  - Diesel  Engine
4,500’ 4 ½ Casing
3,500’ 2 3/8 Tubing
3,500’ rods
Water Separator
2 – 210 Tank Batteries
Misc. parts, valves, fittings, etc.

V. PUTNAM 3-D – RRC # 17374 42-447-25781

1- 114 Pump Jack
4,500’ 4 ½ Casing
3,500’ 2 3/8 Tubing
3,500’ rods
2 – 210 Tank Batteries
Water Separator
Misc. downhole pump, motors, plunger, packer

VI. PUTNAM 11-B – RRC # 25781 42-447-34829

1-114 Pump Jack
4,500’ 4 ½ Casing
3,500’ 2 3/8 Tubing
3,500’ rods
1- 210 Tank Battery
Misc. downhole pump, packer, etc.

VII. PUTNAM 11-A – RRC # 24255 42-447- 36072

4,500’ 4 ½ Casing
3,500’ 2 3/8 Tubing
3,500’ rods
Misc.

VIII. HARRELL 3-D - RRC # 42-447-XXXXX

1- 220 Pump Jack
4,500’ 4 ½ Casing
3,500’ 2 3/8 Tubing
3,500’ rods
Water Separator
2 – 210 Tank Batteries
Misc. downhole pump, packer, meters, etc.

IX. JOE PUTNAM ( goes into Comeback Tanks) RRC # 29287

Joe Putnam # 103 – 42-447 36095- Salt Water Injector

Joe Putnam # 203 - 42-447-36096
1- D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, motors, packers, etc.

Joe Putnam # 303 – 42-447-36097
1-D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, motors, packers, etc.

Joe Putnam # 603 – 42-447-35109
1- D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, motors, packers, etc.

Joe Putnam # 703 – 42-447-35110
1- D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, motors, packers, etc.

Joe Putnam # 403 – 42-447-36098
950’ 4 ½”  Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, motors, packers, etc.

Joe Putnam # 503 – 42-447-36099
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump,motors, packers , etc.

Joe Putnam # 803
950’ 4 ½” Casing

X. PUTNAM M – RRC # 27328
4,500’ 4 ½” Casing
3,500’ 2 3/8” Tubing
Tri Plex Water Pump
Electric Generated Water Injection System
Separator
2-210 Tank Batteries

XI. COMEBACK – RRC # 27330

Comeback # 1 – 42-447-35499
1- D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, packer, motor, etc.

Comeback # 2 – 42-447-35636
Salt Water Injector

Comeback # 3 – 42-447-35652
1-D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8”Tubing
500’ rods
Misc. downhole pump, packer, motor, etc.

Comeback # 4 – 42-447-35727
1- D-80 Pump Jack
950’ 4 ½” Casing
750’ 2 3/8” Tubing
500’ rods
Misc. downhole pump,packer, motor, etc.
2-210 Tank Batteries
Separator

XIII. FT. GRIFFIN 3-D – RRC # 29347 42-417-38373
4,500’ 4 ½” Casing

XIV. J.C PUTNAM – RRC # 10814

J.C. Putnam # 1 –42-447-81525
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods
J.C. Putnam # 2 – 42-447-01497 – Salt Water Injector

J.C. Putnam # 4 – 42-447-30280 – Salt Water Injector

J.C. Putnam # 5 – 42-447-30249
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods

J.C. Putnam # 6 – 42-447-30294

J.C. Putnam # 7 – 42-447-81530
1- D-80 Pump Jack
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods 750
Misc. downhole pump,packer, motor, etc.

J.C. Putnam # 8 – 42-447-31738
1-D-80 Pump Jack
750’ 4 ½”Casing
650’ 2 3/8” Tubing
500’ rods
Misc. downhole pump,packer,motor, etc.

J.C. Putnam # 9 -42-447-31739
1- D-80 Pump Jack
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, packer, motor, etc.

J.C.Putnam # 40 – 42-447-36115
1- D-80 Pump Jack
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, packer, motor, etc.

J.C. Putnam # 10 – 42-447-33177
1- D-80 Pump Jack
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, packer,motor, etc.

J.C. Putnam # 11 – 42-447-33330
1 D-80 Pump Jack
750’ 4 ½” Casing
650’ 2 3/8” Tubing
500’ rods
Misc. downhole pump, packer, motor, etc
3 – 210 Tank Batteries
1- 150 Bbl Fiberglass Water Tank
Separator

SHACKELFORD COUNTY, TEXAS

XV. J.P. MORRIS LEASE –RRC # 03544

J.P.Morris #15-  42-417-81629
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 65- 42-417-81638
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 73- 42-417-31400
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 101 – 42-417-33236
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P. Morris # 102 – 42-417-35030
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P. Morris # 103 – 42-417-35031
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 104 -42-417-35146
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 71 -42-417-31398
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 88- 42-417-33491
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P. Morris # 112 – 42-417-35719
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 116 – 42-417-36642
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P. Morris # 118- 42-417-36959
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 114 -42-417-35724
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 109 -42-417-35292
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 111 – 42-417-35720
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 113 – 42-417-35724
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 72 – 42-417-31399
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 75- 42-417-31539
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 76- 42-417-31538
1 D-80 Pump Jack
1,700’ 4 ½” Casing
1,500’ 2 3/8” Tubing
1,200’ rods

J.P.Morris # 99

  1 D-228 Pump Jack
  1,700’ 4 ½” Casing
  1,500’ 2 3/8” Tubing
  1,200’ rods

On Lease

4-500 Bbl Tank Batteries
1-Horizontal Separator
1 – 300 Bbl Water Tank
1-210 Tank Battery
1 3 –phase Triplex Salt Water Pump
 8 D-80 Pump Jacks – need repair
15,000 ft. 2 3/8” untested tubing
10,000 rods
8 Salt water Injectors
30,000’ buried poly pipe
Misc., Meters, Motors, downhole pumps, valves, fittings, etc.

Lease Inventory

1.
Putnam "A" Well #8 and SWD Well #25-Lease #10758-Richards Ranch (Mississippi) Field: The Southwest 100 of Acres of Comanche Indian Reservation Survey No. 9, Abstract No. 1122, Throckmorton County, Texas, less and except 40 acres in the form of a square Around the Mutual Oil of America, Inc: Putnam D-1 Well, being the southwest 40 acres of said survey, leaving 60 acres of land only insofar as such lease covers the subsurface depth between. 2,100 feet and 4,736 feet beneath such 60 acres.

50% W.I/75%N.R.I.

2.	3D Putnam:, 40 acres in the form of a square out of the southwest corner of Comanche Indian Reservation Survey, Block 11, Throckmorton County, Texas.

54% W.I./81.25 N.R.I.

3.
TR Putnam: An oil and gas leased dated January 27, 1961, recorded in Book 138, Page 43, Deed Records of Throckmorton County, Texas, executed by James P. Putnam et al., as Lessors, to G.L. Palterson and Raymond L Hawkins, as Lessees, covering the following described land situated in Throckmorton County, Texas, to wit:

Comanche Indian Reservation Survey #25, Abstract No. 884, being the original 160-acre tract patented to Samuel Cellars by Patent #463, Vol. 9, and the excess 13-acres later purchased from the State of Texas, dated September 27, 1944, recorded in Book 3, Page 16, Patent Records of said county, containing 173 acres of land, more or less, from the surface of the ground to a depth of 1,500 feet below the surface.

75% W.I./80% N.R.I.

4.	Harrell 3-D: East 53 acres of the north 93 acres of T&L Co Survey, Abstract No. 481, as to depths below fee below the surface only.

97% W.I/81.25% N.R.I.

5.	JC Putnam: Oil and gas lease to depth of 1,500 fee beneath the surface to the following tract of land to wit:

Beginning at the southeast corner of Survey 24, Cir and an inner corner of said Survey 11;
Thence N 20° W with east line of Survey and NW corner of Survey 11; Cir 1836.1 feet to N NE corner of said Survey 11;
Thence S 20°E with Survey line of said Survey 11 and the west line Survey 9 and the east line of said Survey 11;
Cir 1110 feet to a point 170 feet N 20° W of the Southwest corner of said survey 11, CIR;
Thence 70° 45' W 550 feet;
Thence N 20° W 150 feet to a point 150 feet S 70° 45' W of Well No. 2 as not located on the ground;
Thence N 7° W 640 feet;
Thence 71° 41 fee to place of beginning

85% W.I./82.03% N.R.I.

6.	Comeback: Being a tract out of the Comanche Indian Reservation Survey 10; Abstract No. 850, beginning at the intersection of the westerly boundary of said survey; to-wit:

Thence in a northeasterly direction 1,000 fee to a point;
Thence in a southeasterly direction parallel to the western boundary line to a point in the southern boundary line of said survey;
Thence with the western boundary line of said survey in a northeasterly direction to the place of beginning; Less, save and except a 300 foot square around any existing wells located thereon.

86.25% W.I./75% N.R.I.

7
Treadwell 3-D: Being 40 acres, more or less, in the form of a square out of the northwest corner of the H.R. Treadwell Survey, Abstract No. 876, Throckmorton, County, Texas, limited to 3600 feet below.

64% W.I./80% N.R.I.

8.	Fort Griffin: 3-D: 100-acre lease-Section A-140; T&L Co Survey No. 381,980 FNRL 1000 FEL, Abstract No. 254.
79% W.I. 80% N.R.I.

9.
JP Morris; That oil and gas mineral leasehold estate created by oil and gas lease dated June 25, 1925, executed by David Proctor et al. to J.V. Howell recorded in Volume 78, Page 326, Deed Records of Shackelford County, Texas insofar as it covers the following tracts situated in the ETRR Co surveys covering approximately 1,880 acres in Shackelford County, Texas, to wit:

W  ½ Section 191, Abstract No. 105;
All Section 201, except S ½  of SE 1/4, Abstract No. 114
NW ¼  of Section 204, Abstract No. 1010;
E ½  of Section 205, Abstract No. 116;
S ½ of SE ¼ Section 201, Abstract No. 114
40 Wells 100% W.I. 84.75% N.R.I.                                                                20 Wells 52% W.I. 84.75 N.R.I.